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                                                                   EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-55498, 333-51234, 333-57528,
333-94357, 333-112607, and 333-121299) and Form S-8 (SEC File Nos. 333-76643,
333-34632, 333-51760, 333-101072, and 333-63244) of our report dated February 2,
2005, except for Note 14, which is as of March 16, 2005, relating to the consolidated financial statements and financial statement schedule of Insignia Solutions plc, which appears in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP
Palo Alto, California
March 29, 2005